UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 4, 2018, March 7, 2018 and March 12, 2018, iHeartCommunications, Inc. (“iHeartCommunications”), a subsidiary of iHeartMedia Capital I, LLC (“iHeartMedia Capital I”), and certain lenders party thereto (the “Consenting Lenders”) entered into Forbearance Agreements, with respect to the Credit Agreement, dated as of May 13, 2008, as amended and restated as of February 23, 2011 (as further amended or supplemented from time to time, the “Credit Agreement”), among iHeartCommunications, as the parent borrower, the subsidiary co-borrowers and foreign subsidiary revolving borrowers party thereto, iHeartMedia Capital I, as holdings, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other the lenders from time to time party thereto.

On March 13, 2018, iHeartCommunications and the Consenting Lenders entered into a new Forbearance Agreement that effectively extended the term of the forbearance to the earliest to occur of (i) March 14, 2018 at 11:59 p.m. Central time and (ii) an event of default under the Credit Agreement other than those that resulted in the entry into the Forbearance Agreement.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, iHeartCommunications has been engaged in ongoing discussions with its stakeholders with respect to the restructuring of its capital structure. In connection with such discussions, iHeartMedia, Inc. (the parent of iHeartMedia Capital I) and iHeartCommunications have been working on a proposed draft restructuring support agreement and related proposed draft restructuring term sheet with advisors to groups of iHeartCommunications’ noteholders, lenders and equity holders. Prior versions of such documents have been furnished by iHeartMedia, Inc. in Current Reports on Form 8-K. Revised versions of the draft restructuring support agreement and related draft restructuring term sheet reflecting further negotiations with the advisors have been shared by such advisors with the groups they represent. iHeartMedia, Inc. is furnishing such revised versions as Exhibits 99.1 and 99.2 hereto.

No agreement has been reached with respect to the above discussions or the terms set forth in Exhibits 99.1 and 99.2, and discussions remain ongoing. iHeartMedia, Inc. will continue to work with its principal creditor and equity constituents to develop a consensual transaction to allocate consideration among its various stakeholders. There can be no assurances that a consensual transaction or any agreement will be reached in the form of Exhibits 99.1 and 99.2 or otherwise. The information set forth in this Item 7.01 of this Current Report on Form 8-K is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 hereto is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of iHeartMedia Capital I’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01 shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	iHeartMedia, Inc. Proposed Draft Restructuring Support Agreement, dated March 13, 2018 (incorporated by reference to Exhibit 99.1 of iHeartMedia, Inc.’s Current Report on Form 8-K filed March 14, 2018).

99.2	iHeartMedia, Inc. Proposed Draft Restructuring Term Sheet, dated March 13, 2018 (incorporated by reference to Exhibit 99.2 of iHeartMedia, Inc.’s Current Report on Form 8-K filed March 14, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: March 14, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary